Exhibit 23.7

Letterhead of Pincock, Allen & Holt

165 South Union Boulevard, Suite 950

Lakewood, Colorado 80228-2226

303-986-6950

Fax 303-987-8907

wwwpincock.com

CONSENT OF LEONEL LÓPEZ, C.P.G.

The undersigned, Leonel López, C.P.G., hereby states as follows:

I, Leonel Lopez assisted with the preparation of the “Technical Report for the Guadalupe de los Reyes Gold/Silver Project, Sinaloa, Mexico” dated August 12, 2009 and amended and restated on December 8, 2009, (the “Technical Report”) for Vista Gold Corp. (the “Company”) portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

I, Leonel Lopez hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975, 333-136980, 333-158633, and 333-172820) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to the Guadalupe de los Reyez Gold-Silver Project included with such information, as set forth above in the Form 10-K.

Date: March 12, 2012

Sincerely

/s/ Leonel López, C.P.G.
Leonel López, C.P.G.
Principal Geologist